UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report June 2, 2005

(Date of earliest event reported) (May 30, 2005)

PETRO STOPPING CENTERS, L.P.

Exact Name of Registrant as Specified in its Charter

Delaware	1-13018	74-2628339
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr. El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2005, Petro Stopping Centers, L.P. (the “Company”) entered into an Extension and Amendment of Purchase Agreement (the “Amendment”) with Bordentown Junction Truck Stop Joint Venture.

The Amendment provides for the extension and amendment of certain terms and provisions contained in the purchase agreement dated as of March 4, 2005 by and between the Company and Bordentown Junction Truck Stop Joint Venture, with material provisions as follows:

•	Seller will grant the Company up to three extensions of the closing date for the agreement

•	First Extension: May 30, 2005 – August 26, 2005

•	Second Extension: August 26, 2005 – November 30, 2005

•	Third Extension: November 30, 2005 – July 31, 2007

•	The Company will deposit the sum of $500,000 into an Extension Escrow to be applied as set forth below.

•	If Closing has not occurred on or before August 26, 2005, Seller will receive the funds currently held under an already existing Franchise Escrow Agreement.

•	During the Second Extension, $385,000 of the $500,000 Extension Escrow will be paid to Seller at the rate of 1/96 per day until Closing or November 30, 2005.

•	If Closing has not occurred on or before November 30, 2005, the Company will thereafter pay to Seller the sum of $100,000 per calendar month until Closing, such payments commencing December 1, 2005 from the remainder of the Extension Escrow, and thereafter with other Company funds. If the Company defaults in these $100,000 monthly payments, Seller may offset from franchise and other fees owed to the Company for its franchises.

•	The Company agrees that its due diligence period under the Purchase Agreement has expired, and the Company is satisfied with the property, except or any environmental event that may occur during the Extension Periods.

•	The Extension and Amendment also contains other operational agreements such as the use, by the Company, of Seller’s manager for 60 days following Closing, purchase of cash on hand, disclosure of an existing lawsuit, etc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO STOPPING CENTERS, L.P.
(Registrant)

Date: June 2, 2005	By:	/s/ Edward Escudero
Edward Escudero
Treasurer and Chief Financial Officer
(On behalf of the Registrant and as Registrant’s
Principal Financial Officer and Chief Accounting Officer)

2